UNTIED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 22, 2008

CENTENE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31826 (Commission file number)	42-1406317 (IRS Employer Identification No.)

7711 Carondelet Avenue, St. Louis, Missouri 63105
(Address of principal executive office and zip code)
Registrant’s telephone number, including area code: (314) 725-4477

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    (c)  On September 22, 2008, the Company's board of directors designated Jeffrey A. Schwaneke as Chief Accounting Officer, reporting to Eric Slusser, Executive Vice President and Chief Financial Officer.  Mr. Schwaneke’s appointment is effective September 22, 2008.

    Mr. Schwaneke, 33, joined the Company on July 7, 2008 as Vice President, Corporate Controller.  He previously served as Vice President, Controller and Chief Accounting Officer at Novelis Inc. from October 2007 to July 2008 and Assistant Corporate Controller from May 2006 to September 2007.  Mr. Schwaneke served as Segment Controller for SPX Corporation from January 2005 to April 2006.  Prior to his position at SPX Corporation, Mr. Schwaneke served as Corporate Controller at Marley Cooling Technologies from March 2004 to December 2004 and Director of Financial Reporting from November 2002 to February 2004.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2008	CENTENE CORPORATION
	By:	/s/ Eric R. Slusser
Eric R. Slusser
Executive Vice President and Chief Financial Officer